UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

MIVA, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 17, 2008, MIVA, Inc. initiated a restructuring plan in order to maximize efficiencies within the company, eliminate certain unprofitable operations, and better position the Company for the future. With this current restructuring plan, the Company anticipates shutting down the MIVA Media Italian operations and eliminating other redundant positions within the Company.  The Company expects its active headcount to reduce by approximately 15% as part of the current restructuring plan.  The Company expects to wind-down the MIVA Media Italian operations during Q3 2008 and to complete this phase of the workforce reductions in July 2008.

As a result of the current restructuring plan, the Company expects to record total pre-tax charges for employee termination benefits of approximately $1.0 million and one-time charges in connection with winding down its Italian operations of approximately $400,000.

Additionally, the Company expects the financial data for MIVA Media Italy will be accounted for as discontinued operations.

The Company is regularly looking for ways to improve its cost efficiency and to more closely align cost with expected revenue and there can be no assurance that the Company will not implement additional restructuring plans in the future.

This Current Report on Form 8-K contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) the anticipated cost savings associated with implementation of the plan, (2) the Company’s ability to stabilize cash and return to positive operating margins, (3) the size of the actual decline in headcount, (4) the timing of the completion of the plan, and (5) the estimated charges for the restructuring and the timing of the recording thereof.  Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for 2007, and the most recently filed quarterly report on Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date June 23, 2008

By:	/s/ Peter A. Corrao
Peter A. Corrao
Chief Executive Officer